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                                  EXHIBIT 4.17

                         PEREGRINE PHARMACEUTICALS, INC.
                      2002 NON-QUALIFIED STOCK OPTION PLAN

1. PURPOSE. The Plan is intended to provide incentives to key employees, officers, directors, consultants and others expected to provide significant services to the Company, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company, to attract new employees with outstanding qualifications, and to afford additional incentives to others to increase their efforts in providing significant services to the Company.

2. DEFINITIONS.

         "Act" shall mean the Securities Act of 1933, as amended.

         "Agreement" shall mean the agreement entered into between the Company and the recipient of a Grant pursuant to Section 7.1(a) hereof.

         "Board" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall mean the common stock, $0.001 par value per share, of the Company.

         "Company" shall mean Peregrine Pharmaceuticals, Inc., a Delaware corporation.

         "Disability" shall mean the condition of an Employee or member of the Board who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

         "Effective Date" shall mean June 27, 2002, the date of the adoption of this Plan by the Board.

         "Eligible Persons" shall mean officers, directors and employees of the Company and other persons who have provided or are expected to provide significant services to the Company. For purposes of this Plan, a director, consultant, vendor, or other provider of significant services to the Company shall be deemed to be an Eligible Person, and will be eligible to receive Non-statutory Stock Options only after finding the value of the services rendered or to be rendered to the Company is at least equal to the value of the Grants being awarded.

         "Employee" shall mean an individual, including an officer of the Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Company.

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         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exercise Price" shall mean the price per Share of Common Stock, determined by the Board, at which an Option may be exercised.

         "Fair Market Value" shall mean the value of one (1) Share of Common Stock, determined as follows:

                  (a) If the Shares are traded on an exchange, the price at which Shares traded at the close of business on the date of valuation;

                  (b) If the Shares are traded over-the-counter on the NASDAQ System, the closing price if one is available, or the mean between the bid and asked prices on said System at the close of business on the date of valuation; or

                  (c) If neither (a) nor (b) applies, the fair market value as determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

         "Grant" shall mean the issuance of Non-statutory Stock Option to an Eligible Person.

         "Non-statutory Stock Option" shall mean an Option that is not an incentive stock option as described in Section 422(b) of the Code.

         "Option" shall mean any option to purchase a share of Common Stock granted pursuant to the Plan.

         "Optionee" shall mean any Eligible Person who has received an Option.

         "Plan" shall mean the Peregrine Pharmaceuticals, Inc. 2002 Non-Qualified Stock Option Plan.

         "Purchase Price" shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

         "Share" shall mean one (1) share of Common Stock, adjusted in accordance with Section 10 of the Plan (if applicable).

         "Subsidiary" shall mean any corporation, partnership, or other entity of which at least fifty percent (50%) of the economic interest in the equity is owned by the Company or by another Subsidiary.

         "Termination of Employment" shall mean the time when the employee-employer relationship or directorship between the Optionee and the Company is terminated for any reason, with or without cause, including, but not limited to, any termination by resignation, discharge, death or retirement; provided, however, Termination of Employment shall not include a termination


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where there is a simultaneous reemployment of the Optionee by the Company. The
Board in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not limited to, the question of whether any Termination of Employment was for cause and all questions of whether particular leaves of absence constitute Terminations of Employment.

         "Treasury Regulations" are the regulations codified in Title 26 of the Code of Federal Regulations and promulgated by the U.S. Treasury Department to interpret the Code.

3. EFFECTIVE DATE. This Plan became effective as of June 27, 2002, the date that the Plan was adopted by the Board.

4. ADMINISTRATION.

         4.1 COMMITTEE. The Plan shall be administered by the Board or by a committee (the "Committee") that shall consist of two (2) or more members of the Board, each of whom shall qualify as a Non-Employee Director within the meaning of Rule 16b-3 under the Exchange Act and as an Outside Director within meaning of Treasury Regulation section 1.162-27. The interpretation, construction, performance and enforcement of this Plan shall lie within the sole discretion of the Board or the Committee, and the determinations of the Board or the Committee shall be conclusive and binding on all interested persons. References to the Board in this Plan shall include the Committee if a Committee is then duly appointed.

         4.2 MEETINGS. The Board shall hold meetings at such times and places as it may determine. Acts of a majority of the Board, or acts approved in writing by a majority of the members of the Board, shall be the valid acts of the Board.

         4.3 GRANTS. The Board shall from time to time at its discretion select the Eligible Persons who are to be issued Grants and determine the number Shares to be optioned. The Board shall determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder including, but not limited to, any performance goals and periods applicable to the award of Grants. The interpretation and construction by the Board of any provision of the Plan or of any Option granted thereunder shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder.

         4.4 INTERESTED COMMITTEE MEMBER. Grants to be made to a Non-Employee Director who is a member of the Board or the Committee, whichever body is considering making such a Grant, are subject to approval by the Board or Committee, as the case may be, without the participation or vote of the proposed recipient Non-Employee Director.

         4.5 GOVERNING LAW. This Plan has been, and the applicable Agreement shall be made, executed and delivered in, and the interpretation, performance and enforcement hereof or thereof shall be governed by and construed under the laws of the State of California.

5. PARTICIPATION. Only Eligible Persons shall be eligible to receive Grants under the Plan.

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6. STOCK.

         6.1 BASIC LIMITATION. The stock subject to Options granted under the Plan shall be authorized but unissued shares or treasury shares. The aggregate number of Shares that may be issued upon exercise of Options under the Plan shall not exceed (a) 3,000,000 plus (b) the additional Shares described in
Section 6.2 . The limitations of this Section 6.1 shall be subject to adjustment pursuant to Section 10.

         6.2 ADDITIONAL SHARES. If an Option is forfeited or terminated for any reason, then the corresponding Shares of Common Stock allocable to the unexercised portion of such Option shall again become available for the grant of Options under the Plan.

7. TERMS AND CONDITIONS OF OPTIONS.

         7.1 WRITTEN AGREEMENTS.

                  (a) AGREEMENTS. Grants shall be evidenced by written Agreements in such form as the Board shall from time to time determine. Such Agreements shall comply with and be subject to the terms and conditions set forth below.

                  (b) NUMBER OF SHARES. The Agreement affecting each Grant made to a recipient shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

                  (c) EXERCISE PRICE. Each Option shall state the Exercise Price, which shall not be less than the Fair Market Value on the date of Grant.

         7.2 GRANTS. Subject to the terms and conditions of the Plan and consistent with the Company's intention for the Committee or the Board, as the case may be, to exercise the greatest permissible flexibility under Rule 16b-3 in awarding Grants, the Board shall have the power:

                  (a) To determine from time to time the Grants to be granted to Eligible Persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants granted under the Plan to such persons;

                  (b) To construe and interpret the Plan and Grants thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Board may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Board in the exercise of this power shall be final and binding upon the Company and the Optionees and grantees;

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                  (c) To amend any outstanding Grant, subject to Section 12
hereof, and to accelerate or extend the vesting or exercisability of any Grant and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate; and

                  (d) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

         7.3 MEDIUM AND TIME OF PAYMENT. The Purchase Price for each Option granted to a recipient shall be payable in full in United States dollars upon the exercise of the Option. In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 15 hereof. If the applicable Agreement so provides, the Purchase Price may be paid in one or a combination of the following:

                  (a) By cash or check;

                  (b) By cancellation of indebtedness owed by the Company to the Optionee;

                  (c) By a loan or extension of credit from the Company evidenced by a full recourse promissory note executed by the Optionee. The Board shall determine the interest rate and other terms and conditions of such note. The Board may require that the Optionee pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee until such note shall have been paid in full.

         7.4 TERM AND NON-TRANSFERABILITY OF GRANTS AND OPTIONS.

                  (a) Each Grant shall state the time or times at which all or part thereof becomes exercisable, subject to the following restrictions.

                  (b) No Grant shall be exercisable except by the recipient.

                  (c) No Option shall be assignable or transferable, except (i) pursuant to a qualified domestic relations order as defined in Code Section 414(p), (ii) in the event of the Optionee's death, by will or the laws of descent and distribution, or (iii) to a grantor trust of which the Optionee is the trustor, trustee and beneficiary.

                  (d) No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

         7.5 TERMINATION OF EMPLOYMENT, EXCEPT BY DEATH OR DISABILITY. Upon any Termination of Employment for any reason other than his or her death or Disability, a recipient of a Grant shall have the right, subject to the restrictions of Section 7.2 above, to exercise his or her Grant at any time within 90 days after date of Termination of Employment, but only to the extent that, at the date of Termination of Employment, the recipient's right to exercise such Grant had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised; PROVIDED, HOWEVER, that if the


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recipient was terminated as an Employee or removed as a member of the Board for cause (as defined in the applicable Agreement or as determined by the Board) any Grant not exercised in full prior to such termination shall be canceled. For this purpose, the employment relationship shall be treated as continuing intact while the recipient is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Board). The foregoing notwithstanding, employment shall not be deemed to continue beyond the ninetieth
(90th) day after the Optionee's reemployment rights are guaranteed by statute or by contract.

         7.6 DEATH OF RECIPIENT. If the recipient of a Grant dies while an Eligible Person or within three (3) months after any Termination of Employment other than for cause, and has not fully exercised the Grant, then the Grant may be exercised in full, subject to the restrictions of Section 7.2 above, at any time within twelve (12) months after the recipient's death, by the executors or administrators of his or her estate or by any person or persons who have acquired the Grant directly from the recipient by bequest or inheritance, but only to the extent that, at the date of death, the recipient's right to exercise such Grant had accrued and had not been forfeited pursuant to the terms of the applicable Agreement and had not previously been exercised.

         7.7 DISABILITY OF GRANT RECIPIENT. Upon Termination of Employment for reason of Disability, such Grant recipient shall have the right, subject to the restrictions of Section 7.2 above, to exercise the Grant at any time within twelve (12) months after Termination of Employment, but only to the extent that, at the date of Termination of Employment, the Grant recipient's right to exercise such Grant had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised.

         7.8 RIGHTS AS A SHAREHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by his or her Grant until, in the case of an Optionee, the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 hereof.

         7.9 MODIFICATION, EXTENSION AND RENEWAL OF OPTION. Within the limitations of the Plan, subject to Section 4.4 hereof, the Board may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefore. The Board may not modify, extend or renew any Option unless such modification, extension or renewal shall satisfy the requirements of Rule 16b-3. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

         7.10 OTHER PROVISIONS. The Agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option), or Rule 16b-3, as the Board shall deem advisable. The Board may at any time offer to purchase in cash or cash equivalents a previously granted Option.

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8. EXERCISE OF OPTIONS.

         8.1 Upon exercise of all or any part of the Option the number of shares of Common Stock shall be reduced by the number of shares with respect to which such exercise is made.

         8.2 Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable hereunder; provided, however, that each partial exercise shall be for whole shares only.

         8.3 Each exercise of an Option shall be by means of a written notice of exercise in substantially the form attached to the Agreement delivered to the Secretary of the Company at its principal office and accompanied by payment in full of the Purchase Price for each share of Common Stock purchased under the Option. Such notice shall specify the number of shares of Common Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If a person other than the Optionee exercises the Option, such notice shall be accompanied by proof, reasonably satisfactory to the Company, of such person's right to exercise the Option.

         8.4 The Purchase Price shall be paid in full upon the exercise of the Option (i) by cash or check, in United States dollars; by the surrender of goods or services, having a Fair Market Value on the date of exercise equal to the Purchase Price, including shares that would be deliverable upon exercise of the Option (a "cashless exercise"), or in any combination thereof, as long as the sum of the cash so paid and the Fair Market Value of goods or services so surrendered equal the Purchase Price; (ii) by cancellation of indebtedness owed by the Company to the Optionee; or (iii) by any combination of the foregoing. The Board may, but is not obligated to, accept a secured recourse promissory note of Optionee (bearing such rate of interest and such other terms as the Board may reasonably determine) as payment of the exercise price; PROVIDED, HOWEVER, no stock certificate representing the shares shall be released until the note shall have been paid in full.

         8.5 If the Board so permits, in its sole and complete discretion, an Optionee may elect to effectuate a cashless exercise by delivering to the Company a written notice of its exercise, stating the number of Options to be exercised and that the Purchase Price shall be paid by canceling Options representing the right to purchase a number of shares of Common Stock having a value equal to such Purchase Price. The value of such canceled Options shall be the Fair Market Value of the Common Stock on the date such notice is first sent or given less the Purchase Price therefore.

         8.6 Subject to the foregoing conditions, the Company, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the shares of Common Stock with respect to which the Option has been exercised. Such shares shall be fully paid and non-assessable and shall be issued in the name of such person.

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9. TERM OF PLAN. Options may be granted pursuant to the Plan until the expiration of ten (10) years from the effective date of the Plan.

10. RECAPITALIZATIONS AND CHANGES IN CONTROL.

         10.1 Subject to any required action by shareholders, and provided that all requirements of Rule 16b-3 are satisfied (if then applicable to the Company and the Plan), the number of Shares covered by the Plan as provided in Section 6 hereof, and the number of Shares covered by each outstanding Option and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

         10.2 Subject to any required action by shareholders, if the Company is the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. In the event of a merger or consolidation in which the Company is not the surviving corporation, the date of exercisability of each outstanding Grant shall be accelerated to a date prior to such merger or consolidation.

         10.3 To the extent that the adjustments in this Section 10 relate to securities of the Company, such adjustments shall be made by the Board whose determination shall be conclusive and binding on all persons.

         10.4 Except as expressly provided in this Section 10, the recipient of the Grant shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option.

         10.5 Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

         10.6 Upon the occurrence of a Change of Control as defined in this
Section 10, and subject to the limitation set forth in Section 10.2 hereof:

                  (a) Each outstanding Option shall automatically become fully exercisable.

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                  (b) All Grants under the Plan shall be deemed fully vested.

         10.7 "Change of Control" shall mean the occurrence of any one of the following events:

                  (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Affiliates or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Affiliates) together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of either (i) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board ("voting securities") or (ii) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

                  (b) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease or any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month period) or by prior operation of this
Section 10.7(b); or

                  (c) The shareholders of the Company shall approve (i) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate eighty percent (80%) or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (iii) any plan or proposal for the liquidation or dissolution of the Company.

                  (d) Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (i) the proportionate number of Shares beneficially owned by any person to twenty percent (20%) or more of the Shares then outstanding or (ii) the proportionate voting power represented by the voting securities beneficially owned by any person to twenty percent (20%) or more of the combined voting power of all then outstanding voting securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of this Section 10.7.

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11. SECURITIES LAW REQUIREMENTS.

         11.1 LEGALITY OF ISSUANCE. The issuance of any Shares upon the exercise of any Option and the grant of any Option shall be contingent upon the following:

                  (a) The Company and the Optionee shall have taken all actions required to register the Shares under the Act, and to qualify the Option and the Shares under any and all applicable state securities or "blue sky" laws or regulations, or to perfect an exemption from the respective registration and qualification requirements thereof;

                  (b) Any applicable listing requirement of any stock exchange on which the Common Stock is listed shall have been satisfied; and

                  (c) Any other applicable provision of state or federal law shall have been satisfied.

         11.2 RESTRICTIONS ON TRANSFER. Regardless of whether the offer and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Optionee shall be required to represent that such Shares are being acquired for investment and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on all persons. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law.

         "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

         11.3 REGISTRATION OR QUALIFICATION OF SECURITIES. The Company may, but shall not be obligated to, register or qualify the issuance of Options and/or the sale of Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Options or the sale of Shares under the Plan to comply with any law.

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         11.4 EXCHANGE OF CERTIFICATES. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

         11.5 SECURITIES LAW REQUIREMENTS. No part of the Option shall be exercised if counsel to the Company determines that any applicable registration requirement under the Act, or any other applicable requirement of federal or state law has not been met.

12. AMENDMENT OF THE PLAN.

         12.1 GENERAL AUTHORITY TO AMEND. The Board may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever.

         12.2 LIMITATIONS ON AMENDMENTS. No amendment, alleviation or discontinuation of any rights under the Plan shall impair the rights of the recipient of a Grant without such recipient's consent other than as permitted in the applicable Agreement.

13. EFFECT OF CERTAIN TRANSACTIONS. In the case of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger, consolidation or other business combination in which the Company is acquired by another entity or in which the Company is not the surviving entity, or (iii) the sale of all or substantially all of the assets of the Company to another entity, the Plan and the Grants issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of Grants theretofore granted, or the substitution for such Grants of new Grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 10. In the event of such termination, all outstanding Options and Grants shall be exercisable in full for at least fifteen (15) days prior to the date of such termination whether or not otherwise exercisable during such period.

14. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

15. TAX WITHHOLDING.

         15.1 Each recipient of a Grant shall, no later than the date as of which the value of any Grant first become includable in the gross income of the recipient for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income.

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         15.2 If so permitted by the Board, a recipient may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of Shares to be issued or cash to be paid pursuant to the exercise of a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (ii) transferring to the Company Shares or Grants owned by the recipient with a Fair Market Value equal to the amount of the required withholding tax, or (iii) in the case of a recipient who is an Employee of the Company at the time such withholding is effected, by withholding from the recipient's cash compensation.

16. INFORMATION TO OPTIONEE. The Company hereby agrees to provide the Optionee with the Corporation's annual financial statements upon request.

17. EXECUTION. The Company has caused this Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized.

                                          PEREGRINE PHARMACEUTICALS, INC.
                                          a Delaware corporation


                                          By: /S/ PAUL J. LYTLE
                                              ----------------------------------
                                          Name: PAUL J. LYTLE
                                               ---------------------------------
                                          Its:     V.P. FINANCE & ACCOUNTING
                                              ----------------------------------

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